Exhibit 10.9

REINSURANCE TRUST AGREEMENT

THIS REINSURANCE TRUST AGREEMENT made as of October 1, 2003 by and among EDUCATORS MUTUAL LIFE INSURANCE COMPANY, a Pennsylvania mutual life insurance corporation (“Grantor”), LONDON LIFE REINSURANCE COMPANY, a Pennsylvania life insurance corporation (“Beneficiary”), and WACHOVIA BANK, N.A., a national banking association (hereinafter referred to as the “Trustee”).

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

ARTICLE I: The Trust Account

1.1. Establishment of the Trust. Grantor hereby establishes a trust account (the “Trust Account”) with the Trustee for the sole use and benefit of Beneficiary, upon the terms and conditions hereinafter set forth. Trustee will accept and credit to the Trust Account all assets which shall from time to time be delivered to it for the Trust Account by the Grantor’s order or for the Grantor’s account and, as provided in this Agreement, will disburse the same in accordance with the parties’ instructions and the terms and conditions of this Trust Agreement.

1.1.1. The term, “Beneficiary” includes any successor of the Beneficiary by operation of law, including, without limitation, any liquidator, rehabilitator, receiver or conservator named or appointed to act for the Beneficiary.

1.2. Receipt and Custody of Payments Into the Trust. The Trustee and its lawfully appointed successors is and are authorized and shall have power to receive such securities and other property (“Assets”) as Grantor from time to time may transfer, remit or vest in the Trustee or place in the Trustee’s hands or under the Trustee’s control, and to hold, invest, reinvest, and dispose of the same for the uses and purposes and in the manner and according to the provisions hereinafter set forth. All such Assets at all times shall be maintained in the Trust Account, separate and apart from all other assets of the Trustee.

1.3. Location and Control of the Assets. Trustee may hold the Assets in its vaults, or may hold on deposit, portions of the Assets with agents qualified to act as depositories or subcustodians under the Pennsylvania insurance laws and approved for such purposes by the Pennsylvania Insurance Department; provided, however, that the Assets shall at all times be located in the United States. Trustee shall be responsible for the selection of such agents subject to the approval of the Beneficiary, but shall remain liable to the Beneficiary for the agents’ acts or omissions to the same extent as if the Assets were held directly by it. Trustee also shall have the right to hold property on an uncertificated basis with the issuer, with the Beneficiary’s prior approval. Trustee will use the same care with respect to the safekeeping of Assets held in the Trust Account as it uses in respect of its own similar property.

1.4. Permitted Investments. Assets deposited in the Trust Account by Grantor and investments and reinvestments of the proceeds shall consist only of cash and those investments listed at Schedule 1 hereto (“Permitted Investments”).

1.5. Title and Transfer Documents. Upon execution of this Agreement, and from time to time thereafter as required, Grantor shall execute assignments or endorsements in blank of all securities or other property standing in Grantor’s name which are delivered to the Trustee to form a part of the Trust Account so that, whenever necessary, Trustee can renegotiate any such Asset without the consent or signature of Grantor or any person or entity. Any Assets delivered to the Trustee which are not in such negotiable form shall not be accepted by the Trustee and shall be returned to Grantor as unacceptable.

1.6. Use of Nominees. Trustee is directed to transfer into the name of nominees selected by it all registered securities from time to time held under this Agreement. Trustee shall be responsible for the acts of its nominees with respect to such securities. Grantor authorizes the Trustee to execute in Grantor’s name, and to deliver, any instrument determined by Trustee to be appropriate in furtherance of the purposes hereof, including but not limited to, the transfer of registered securities into the name of the nominee and the collection of any payment on such securities in the name of the nominee.

1.7. Advances and Credits. From time to time, Trustee may, but shall not be required, to credit the Trust Account with, interest, dividend or principal payments on Assets in the Trust Account in anticipation of receiving same from a payor, central depository, broker or other agent employed by Grantor or Trustee. Any such crediting and posting shall be at the Grantor’s sole risk, and Trustee shall be authorized to reverse any such advance posting in the event it does not receive good funds from any such payor, central depository, broker or agent of the Grantor. Trustee shall not be required to enforce the payment and collection by legal process of any amount due in respect of the Assets, but shall use reasonable diligence to make all of such collections as may be effected in the ordinary course of business.

1.8. Sale and Exchange of Securities. Trustee is authorized, without further instructions, to exchange securities in temporary form for securities in definitive form, to effect an exchange of the shares where the par value of stock is changed, and to surrender securities at maturity or when advised of earlier call for redemption against payment therefor in accordance with accepted industry practice (with the proceeds of any such payment to be immediately deposited into the Trust Account).

1.8.1. The Grantor understands that Trustee subscribes and shall continue to subscribe to one or more nationally recognized services that provide information with respect to calls for redemption of bonds and other corporate actions. Trustee shall not be liable for failure to redeem any called bond or take other action if notice of such call or action was not provided by any service to which Trustee subscribes.

1.8.2. Trustee shall have no duty to notify the Grantor of any rights, duties, limitations, conditions or other information set forth in any security (including mandatory or optional put, call and similar provisions), but Trustee shall forward to Grantor any notices or other documents received in regard to any such security.

1.8.3. Trustee shall maintain securities received in bearer form in such form unless instructed by Grantor to exchange such securities for securities in registered form.

1.8.4. Where redemption options, tenders or other like securities have fixed expiration dates, the Grantor understands that in order for Trustee to act, Trustee must receive Grantor’s instructions at its offices, addressed as Trustee may from time to time request, by no later than 9:00 a.m. (Trustee’s local time) at least one (1) business day prior to the last scheduled date to act with respect thereto (or such earlier date or time as Trustee may notify the Grantor). Absent Trustee’s timely receipt of such instruction, such instruments will expire without liability to Trustee unless Trustee did not, with due diligence, provide Grantor with timely and appropriate information.

1.9. Declarations and Affidavits. Trustee will execute as agent in the name of the Grantor all declarations, affidavits, and certificates of ownership now or hereafter required in respect of Assets held in the Trust Account. Grantor hereby authorizes Trustee to disclose Grantor’s name, address and securities positions to issuers of securities held in the Trust Account if, as and to the extent that such disclosure may be required by law.

1.10. Deposits, Withdrawals and Substitutions.

1.10.1. Grantor may substitute Permitted Investments for Assets forming a part of the Trust Account only if the current market value of the substitute Permitted Investments is no less than the then current market value of the Assets withdrawn. The Trustee shall be protected in relying upon any statement of Grantor as to the market value of any Assets so withdrawn or substituted.

1.10.2. Upon call or maturity of an Asset, the Trustee may withdraw the Asset without the consent of Beneficiary if the Trustee provides notice to Beneficiary, liquidates or redeems the Asset, and the proceeds are paid into the Trust Account no later than two (2) business days after the liquidation or redemption of the Asset.

1.10.3. The Trustee shall furnish to Grantor and Beneficiary notice of any deposits to the Trust Account, and shall confirm to Grantor and Beneficiary all substitutions or withdrawals of Assets from the Trust Account, within ten (10) days of the deposit, withdrawal or substitution, as applicable.

1.11. Investment and Reinvestment Decisions. Grantor shall be responsible for directing the Trustee to invest and reinvest the Assets in the Trust Account. Unless and until directed in accordance with this Agreement by Grantor, the Trustee shall not be required to take any action with respect to the investment or reinvestment of the Trust Account’s Assets.

1.11.1. Grantor shall direct the Trustee to invest and reinvest the proceeds of the Trust Account in Permitted Investments as provided in Section 1.4.

1.11.2. Trustee will provide Grantor and Beneficiary monthly with one or more schedules listing the Assets (including the market value of the Assets) held in the Trust Account and transaction statements showing all transactions in the Trust Account for the period. The Grantor and Beneficiary agree to examine the schedules and transaction statements promptly. Unless the Grantor or Beneficiary file with the Trustee a written exception, or claim of noncompliance with Grantor’s instructions within one year of the closing date of the period covered thereby, the Grantor and Beneficiary will be deemed to have waived any such exception or claim against the Trustee with respect thereto.

1.12. Beneficiary Withdrawals. The Beneficiary shall have the right to withdraw Assets from the Trust Account at any time, subject only to (i) not less than five (5) business days’ prior written notice to the Trustee and Grantor and (ii) a certification (included in the notice) that the withdrawal is being made for a permitted purpose under this Section 1.12.. No other statement or document need be presented by Beneficiary in order to withdraw Assets except that Beneficiary shall be required by the Trustee to acknowledge receipt of withdrawn Assets. Withdrawals may be made by the Beneficiary only for the purposes permitted in the Coinsurance Agreement between Grantor and Beneficiary dated October 1, 2003 (“Coinsurance Agreement”).

1.12.1. Upon receipt of Beneficiary’s instructions, the Trustee shall immediately take any and all necessary steps to transfer absolutely and irrevocably to Beneficiary all right, title and interest in the Assets being withdrawn, and to deliver the physical custody thereof to Beneficiary.

1.12.2. The Trustee shall be protected in relying upon any written demand of Beneficiary for such withdrawal and on any statement made therein.

1.13. Grantor Withdrawals. Grantor shall have the right to withdraw Assets from the Trust Account at any time, subject only to (i) not less than five (5) business days’ prior written notice to the Trustee and Beneficiary and (ii) a certification (included in the notice) that the withdrawal is being made for a permitted purpose under this Section 1.13. No other statement or document need be presented by Grantor in order to withdraw Assets except that Grantor shall be required by the Trustee to acknowledge receipt of withdrawn Assets. Withdrawals may be made by Grantor only for the purposes permitted in the Coinsurance Agreement.

1.13.1. Upon receipt of Grantor’ s instructions, the Trustee shall immediately take any and all necessary steps to transfer absolutely and irrevocably to Grantor all right, title and interest in the Assets being withdrawn, and to deliver the physical custody thereof to Grantor.

1.13.2. The Trustee shall be protected in relying upon any written demand of Grantor for such withdrawal and on any statement made therein.

ARTICLE II: Provisions Relating to the Trustee

2.1. Trustee Status. The Trustee, and any successor trustee duly appointed and acting hereunder, shall at all times comply with the following qualification criteria:

2.1.1. The Trustee shall be a bank or trust company in the United States and shall be a member in good standing of the Federal Reserve System of the United States of America.

2.1.2. The Trustee shall not be the parent, subsidiary or affiliate of either Grantor or of Beneficiary.

2.2. Trustee Compensation. The Trustee shall be entitled to receive as compensation for its services hereunder, a fee, computed and payable monthly, at such rate as may be agreed from time to time in writing between Grantor and the Trustee. Grantor shall be solely responsible for the payment of the fee of the Trustee and all reasonable expenses of the Trustee, including reasonable fees of counsel. The Trust Account shall not be utilized for payment of fees and expenses.

2.3. Custody of Trust Assets. The Trustee shall be liable for the safekeeping and administration of the Trust Account Assets in accordance with provisions of this Section 2.3.

2.3.1. The Trustee shall exercise the standard of care with respect to the Assets that a professional trustee, engaged in the banking or trust company business, having professional expertise in financial and securities processing transactions and custody, would observe in such affairs.

2.3.2. The Trustee shall be responsible for physical loss of, or damage to, Assets under its care, custody, possession or control, or under the care, custody, possession or control of depositories, subcustodians, other agents or nominee(s), from all causes including, but not limited to, fire, burglary, robbery, theft or mysterious disappearance.

2.3.3. In the event of loss or damage to the Assets under the care, custody or control of Trustee or its depositories, subcustodians, other agents or nominee(s), Trustee shall, upon demand of the Grantor or Beneficiary, promptly replace such Assets with other assets of like kind and quality, together with all rights and privileges pertaining to the Assets (by, among other methods, posting appropriate security or bond with the issuer of the Assets to obtain reissue of such Assets or, if acceptable to Grantor, delivery of cash equivalent to the fair market value of the Assets as of the date of the discovery of the loss or damage).

2.3.4. Nothing contained in any contract between Trustee and any entity authorized to hold Assets, as defined herein, shall diminish or otherwise alter the liability of Trustee to the Grantor or Beneficiary hereunder.

2.3.5. The Trustee shall be liable for the Trustee’s negligence, willful misconduct, lack of good faith and/or breach of Trustee’s obligations under this Agreement.

2.4. Indemnification of the Trustee. The Grantor will indemnify and hold the Trustee harmless against any and all claims, losses, liabilities or damages, including reasonable attorneys’ fees and other expenses, arising from any action taken in accordance with the Grantor’s instructions (i) in connection with this Agreement or (ii) the performance of its duties hereunder; provided that nothing contained herein shall require that Trustee be indemnified for its negligence, willful misconduct, lack of good faith or breach of its obligations under this Agreement.

2.5. Reliance on Instructions. Trustee is authorized to accept and rely upon all written instructions given by one or more officers, employees or agents of Grantor and Beneficiary authorized by or in accordance with the resolutions delivered to Trustee which authorized the opening of the Trust Account (each such officer, employee or agent, or combination of officers, employees and agents, is hereinafter referred to as an “Authorized Officer”), including without limitation, instructions to sell, assign, transfer, deliver or purchase Assets for the Trust Account in connection with a securities transaction.

2.5.1. The Trustee may rely on any instructions bearing or purporting to bear the facsimile signature of any of the individuals designated as an Authorized Officer pursuant to the resolutions described above, regardless of or by whom or by what means the actual or purported facsimile signature or signatures thereon may have been affixed thereto if such facsimile signature or signatures resemble the facsimile specimens from time to time furnished to Trustee by any of such Authorized Officers.

2.5.2. The Trustee may rely on instructions received by telephone, telex, TWX, facsimile transmission, bank wire or other teleprocess acceptable to it which Trustee believes in good faith, absent its negligence or willful misconduct, to have been given by an Authorized Officer or which are transmitted with proper testing or authentication pursuant to terms and conditions which Trustee may specify.

2.5.3. Trustee may also rely on instructions transmitted electronically through any electronic instruction system acceptable to Trustee.

2.5.4. Trustee shall incur no liability to the Grantor or Beneficiary or otherwise as a result of any act or omission by Trustee in accordance with the instructions on which Trustee is authorized to rely pursuant to the provisions of this section.

2.5.5. Any instructions delivered to Trustee by telephone shall promptly thereafter be confirmed in writing by an Authorized Officer, but Trustee will incur no liability for the Grantor’s or Beneficiary’s failure to send such confirmation in writing, or the failure of any such written confirmation to conform to the telephone instructions which Trustee received, in the absence of negligence on the part of Trustee.

2.5.6. Unless otherwise expressly provided, all authorizations and instructions shall continue in full force and effect until canceled or superseded by subsequent instructions received by Trustee.

2.5.7. The Grantor and Beneficiary agree that test arrangements, authentication methods and/or other security devices to be used with respect to instructions which Grantor and Beneficiary may give by telephone, telex, TWX, facsimile transmission, bank wire or other teleprocess, or through an electronic instruction system, shall be processed in accordance with terms and conditions for the use of such arrangements, methods or devices as Trustee may put into effect and modify from time to time. Grantor and Beneficiary shall safeguard any test keys, identification codes or other security devices which Trustee makes available to Grantor and Beneficiary and agree that Grantor and Beneficiary shall be responsible for any losses, liability or damage incurred by Trustee as a result, of Trustee’s acting in accordance with instructions from any unauthorized person using the proper security device, provided that such person did not obtain such security device solely as a result of Trustee’s negligence or willful misconduct. Trustee may electronically record, but shall not be obligated to so record, any instructions given by telephone and any other telephone discussions with respect to the Trust Account. If Grantor and Beneficiary use any electronic communications or information system, Grantor and Beneficiary agree that Trustee is not responsible for the consequences of the failure to perform, for any reason of any communications carrier, utility, communications network or the failure to perform for any reason of communications or computer equipment. If such a system is inoperable, Grantor and Beneficiary agree to notify Trustee immediately, and Trustee agrees that it will accept the communication of transaction instructions by telephone, facsimile transmission or equipment compatible to Trustee’s facsimile receiving equipment or by letter, at no additional charge to the Grantor.

2.6. Limitations on Trustee Duties. Trustee shall be under no obligation to determine whether or not any instructions given by Grantor and Beneficiary are contrary to any provision of law. It is understood and agreed that Trustee’s duties are solely those set forth herein and that Trustee shall have no duty to take any other action unless specifically agreed to by Trustee in writing. Without limiting the generality of the foregoing, Trustee shall have no duty to appear in or defend any suit with respect thereto unless requested by Grantor or Beneficiary in writing and indemnified to Trustee’s satisfaction; to advise, manage, supervise or make recommendations with respect to the purchase, retention or sale of Assets; to give notice of default, make demand for payment, provide notification of the solvency or financial condition of issuers, or take any other action with respect to any Assets in the Trust Account as to which a default in the payment of principal or interest has occurred, or to be responsible for the consequences of insolvency or the legal inability of any broker, dealer, bank or other agent employed by the Grantor or Trustee with respect to the Trust Account Assets, except to the extent that Trustee was negligent in the selection of any such person or entity.

2.7. Trust Account Records. The Trustee shall keep full and complete records of the administration of the Trust Account. Grantor, the Insurance Departments of the Commonwealth of Pennsylvania, and/or the Beneficiary may examine such records at any time during business hours, upon reasonable request.

2.8. Acceptance, Resignation and Removal.

2.8.1. The Trustee hereby accepts the trust herein created and declared upon the terms herein expressed.

2.8.2. The Trustee may resign, by written notification, effective not earlier than ninety (90) days after delivery thereof to Grantor and Beneficiary.

2.8.3. The Trustee may be removed by Grantor by delivery to the Trustee and Beneficiary of a written notice of removal, effective not earlier than ninety (90) days after notice to the Trustee and Beneficiary.

2.8.4. Upon resignation or removal of the Trustee, a successor trustee shall be appointed by Grantor and approved by Beneficiary. If the Trustee resigns or is removed and a successor trustee has not been appointed by Grantor, approved by the Beneficiary and agreed to serve as trustee within the 90-day period contemplated by this Section 2.8, the Trustee shall deliver the cash and securities to the Grantor at expiration of the 90-day period. For purposes of such delivery, legal ownership of the securities shall be conveyed to the Grantor. Written notice of the transfer shall be provided to the Beneficiary not less than two (2) days before the transfer is made.

2.8.5. Upon appointment of a successor trustee in accordance with this Section 2.8, all of the powers, rights and duties of the Trustee named herein shall survive and continue in the successor trustee, and every successor trustee shall succeed to take and have all the estate, powers, rights and duties of the Trustee named herein which shall survive and continue in the successor trustee, and every successor Trustee shall succeed to take and have all the estate, powers, rights and duties which belonged to or were held by its predecessor.

2.8.6. Upon resignation or removal of a Trustee, the Trustee shall have the right to a final accounting with respect to the Trust Account.

ARTICLE III: Miscellaneous Provisions

3.1. Termination. This Agreement shall be effective until terminated by not less than sixty (60) days’ advance written notice sent to Trustee by Grantor and the Beneficiary.

3.1.1. Upon the termination of this Trust Agreement, the Trustee shall, with Beneficiary and Grantor’s written consent, transfer, pay over and deliver to Grantor all of the Assets of the Trust Account less all its proper fees and expenses then owing in exchange for a written receipt from Grantor.

3.2. Governing Law. The provisions, validity and construction of this Agreement and any amendments thereto shall be governed by, and construed in accordance with the laws of the Commonwealth of Pennsylvania, and the Trust Account shall be administered in accordance with the laws of Pennsylvania.

3.3. Amendments. This Agreement may be amended at any time by written agreement signed by Grantor and Beneficiary and delivered to the Trustee; provided, however, that no such amendment shall affect any provision of this Agreement which relates to the Trustee without the Trustee’s written consent.

3.4. Partial Unenforceability. In the event any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining parts of this Trust Agreement.

3.5. Notices. All notices and other communications hereunder shall be in writing and shall be either (i) deposited in first class United States mail, certified, with postage prepaid, (ii) delivered by messenger, (iii) sent by overnight courier, or (iv) sent by fully completed and confirmed facsimile transmission (with a written confirmation simultaneously sent in first class United States mail), as follows:

If to the Trustee:

If to the Beneficiary:

Mr. Jeff Poulin

Senior Vice President Life and Annuity

London Life Reinsurance Company

1787 Sentry Parkway West, Suite 420

Blue Bell, PA 19422

If to Grantor:

Mr. Alex T. Schneebacher

President & CEO

Educators Mutual Life Insurance Company

202 North Prince Street

Lancaster, PA 17603

or such other address or fax number as any party may request by notice given under this section. Notices sent as provided herein shall be deemed given on the date received by the recipient. If a recipient rejects or refuses to accept a notice given pursuant to this section, or if a notice is not deliverable because of a changed address or fax number of which no notice was given in accordance with this section, such notice shall be deemed to be received two (2) days after such notice was mailed (whether as the actual notice or as the confirmation of a faxed notice) in accordance with the terms hereof. The foregoing shall not preclude the effectiveness of actual written notice given to a party at any address or by any means.

3.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and the counterparts shall constitute but one and the same instrument, which shall be sufficiently evidenced by any one counterpart.

3.7. Successors and Assigns. This Agreement shall be binding upon the successors and permitted assigns of the parties. Except as otherwise expressly provided herein, none of the parties respective rights or obligations hereunder may be assigned with the prior written consent of the other parties.

SIGNATURE PAGE TO TRUST AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day it is effective.

WACHOVIA BANK, N.A.		EDUCATORS MUTUAL LIFE INSURANCE COMPANY

By:		By:
Title:		Title:	President & CEO

LONDON LIFE REINSURANCE COMPANY

By:
Title:	President & CEO

Schedule 1

“Permitted Investments” means any combination of:

(a)	cash;

(b)	federally insured negotiable certificates of deposit issued by any national or state chartered bank or savings and loan association, no more than $100,000 principal per bank;

(c)	United States Government issued or guaranteed bonds, bills or notes;

(d)	Publicly issued bonds issued by U.S. corporations with a Moody’s and Standard & Poor’s quality rating of “A” or better (if the rating falls below “A” the bonds cease to be eligible assets and must be replaced);

(e)	No more than $500,000 may be invested in publicly issued bonds from the same issuer.

(f)	money market funds consisting exclusively of United States Government issued securities;

(g)	money market funds rated “AAA” by Moody’s or Standard & Poor’s; or

(h)	any other financial asset (as defined in section 408.102(1)(i) of the UCC) agreed to in writing from, time to time by REINSURERS and the COMPANY by means of an amendment to this Agreement, but only upon presentment of such amendment to AGENT.

(i)	The average duration of the assets in the trust may not exceed the greater of 5 years or the duration of the reinsured liabilities + 1 year. The duration of the liabilities is to be determined according to sound actuarial practice.

“Assets” shall not include any private placements or investments in corporations or persons which are affiliated with, controlled by, or which control the COMPANY.